Exhibit 99.1
Hanmi Financial Corporation Reports
First-Quarter 2009 Financial Results
LOS ANGELES — April 28, 2009 — Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), reported a first-quarter net loss of $5.2 million, or ($0.11) per share, compared to net income of $2.9 million, or $0.06 per diluted share, in the first quarter of 2008.
“First-quarter results reflect a continuation of the exceedingly difficult environment in which we have operated for the last several quarters,” said Jay S. Yoo, Hanmi’s President and Chief Executive Officer. “In particular, credit quality deteriorated as we continued to experience higher delinquency rates and an increase in non-performing loans as a result of the prolonged economic slowdown. Our ongoing program to stay abreast of problematic credits includes third-party loan review, quarterly third-party stress testing of the entire loan portfolio, and, where considered appropriate, third-party re-appraisal of collateral on commercial real estate loans.”
“Despite the challenging economic environment and the disappointing first-quarter operating results,” Mr. Yoo added, “I am encouraged that during the quarter we have reduced wholesale funding, such as broker deposits and FHLB advances, on our balance sheet with a substantial increase in customer deposits through a successful deposit campaign, which has improved our liquidity.”
Results of Operations
First-quarter 2009 net interest income before provision for credit losses decreased by $7.4 million, or 24.3 percent, to $23.1 million, compared to $30.5 million in the fourth quarter of 2008. Interest and fees on loans declined by $6.2 million, or 12.1 percent, from the fourth quarter of 2008, reflecting a lower yield on the loan portfolio primarily due to the low interest rate environment, whereas interest paid on deposits increased by $3.1 million, or 15.9 percent, from the fourth quarter of 2008.
The increase in the total cost of average interest-bearing deposits was primarily due to a sequential increase of $364.4 million, or 15.8 percent, in total average interest-bearing deposits, which in turn was due in large part to an aggressive promotion (commenced in December 2008 and concluded in early March 2009) of flexible time deposits with attractive rates; the average cost of interest-bearing deposits increased by 7 basis points to 3.45 percent in the first quarter of 2009 from 3.38 percent in the fourth quarter of 2008.
The average yield on the loan portfolio was 5.46 percent in the first quarter of 2009, a decline of 60 basis points compared to 6.06 percent in the fourth quarter of 2008, as a result of the declining interest rate environment. Given the lower asset yields and higher liability costs, net interest margin declined by 88 basis points, to 2.46 percent in the first quarter of 2009 from 3.34 percent in the fourth quarter of 2008. Although we expect to see some margin improvement by the third quarter, we continue to believe that a significant expansion in net interest margin is unlikely to occur until late 2009.
The provision for credit losses in the first quarter of 2009 was $25.0 million compared to $25.5 million in the prior quarter and $17.8 million in the first quarter of 2008. First-quarter charge-offs, net of recoveries, were $11.8 million compared to $18.6 million in the prior quarter and $7.3 million in the first quarter of 2008. First-quarter charge-offs consisted primarily of a number of commercial and industrial loans, as well as some property loans, tied to small businesses, which continue to be adversely affected by the recession.
Total non-interest income in the first quarter of 2009 was $8.4 million compared to $7.4 million in the fourth quarter of 2008 and $9.8 million in the first quarter of 2008. The increase in non-interest income over the fourth quarter is primarily attributable to a $1.2 million gain on the sale of $37.3 million of investment securities.

Total non-interest expense in the first quarter of 2009 was $18.3 million compared to $21.1 million in the fourth quarter of 2008, a decrease of $2.8 million, or 13.3 percent, and $21.6 million in the first quarter of 2008, a decrease of $3.3 million, or 15.5 percent. A sequential decrease of $1.3 million in salaries and employee benefits reflects the first-quarter 2009 reversal of a $2.5 million post-retirement benefit obligation related to bank-owned life insurance as a result of an amendment to the policy to remove a post-retirement death benefit and a $1.1 million increase in bonus accruals due to a fourth-quarter 2008 reversal of $860,000 in bonus accruals and a first-quarter 2009 bonus accrual of $200,000. A $1.5 million decline in all other non-interest expense reflects reductions in professional fees and advertising and promotion in the first quarter of 2009, as well as the impact from an accrual of $1.0 million in severance payments to retired directors in the fourth quarter of 2008.
For the first quarter of 2009, due mainly to the decrease in net interest income before provision for credit losses, the efficiency ratio (non-interest expense divided by the sum of net interest income before provision for credit losses and non-interest income) increased to 57.92 percent, compared to 55.49 percent in the fourth quarter of 2008 and 49.11 percent in the comparable period a year ago.
Balance Sheet and Asset Quality
At March 31, 2009, total assets were $3.89 billion compared to $3.88 billion at December 31, 2008 and $3.94 billion at March 31, 2008, an increase of $17.1 million, or 0.4 percent, and a decrease of $47.5 million, or 1.2 percent, respectively. At March 31, 2009, gross loans, net of deferred loan fees decreased by $43.7 million, or 1.3 percent, to $3.32 billion, compared to gross loans of $3.36 billion at December 31, 2008, and increased by $14.3 million, or 0.4 percent, compared to gross loans of $3.30 billion at March 31, 2008. The sequential decline in gross loans in the first quarter is indicative of the Bank’s close attention to actively managing its balance sheet in light of continuing weakness in the economy.
Total deposits increased by $126.0 million, or 4.1 percent, to $3.20 billion at March 31, 2009, compared to $3.07 billion at December 31, 2008, and increased by $168.3 million, or 5.6 percent, compared to total deposits of $3.03 billion at March 31, 2008. We are successfully replacing wholesale funds such as FHLB advances and broker deposits with customer deposits as planned. FHLB advances and other borrowings decreased by $110.1 million, or 26.0 percent, to $312.8 million at March 31, 2009, compared to $423.0 million at December 31, 2008, and decreased by $102.7 million, or 24.7 percent, compared to $415.6 at March 31, 2008. At March 31, 2009, broker deposits were $577.8 million compared to $874.2 million at December 31, 2008.
Delinquent loans were $164.4 million (4.95 percent of total gross loans) at March 31, 2009, compared to $128.5 million (3.82 percent of total gross loans) at December 31, 2008, and $105.8 million (3.20 percent of total gross loans) at March 31, 2008. The majority of the increase in delinquencies was attributable to a number of commercial and industrial loans totaling $21.7 million in aggregate, of which $12.8 million were owner/user business property loans. Non-performing loans at March 31, 2009 were $132.1 million (3.98 percent of total gross loans), compared to $121.9 million (3.62 percent of total gross loans) at December 31, 2008, and $88.7 million (2.68 percent of total gross loans) at March 31, 2008.
At March 31, 2009, the allowance for loan losses was $83.9 million, or 2.53 percent of total gross loans (63.52 percent of total non-performing loans), compared to $71.0 million, or 2.11 percent of total gross loans (58.23 percent of total non-performing loans), at December 31, 2008, and $53.0 million, or 1.60 percent of total gross loans (59.72 percent of total non-performing loans), at March 31, 2008.
Capital Adequacy
The Bank’s capital ratios exceeded levels defined as “well-capitalized” by our regulators. At March 31, 2009, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital ratios were 8.40 percent, 9.52 percent and 10.79 percent, respectively, compared to 8.85 percent, 9.44 percent and 10.71 percent, respectively, at December 31, 2008.

Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following:
•	failure to maintain adequate levels of capital and liquidity to support our operations;

•	the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank;

•	general economic and business conditions internationally, nationally and in those areas in which we operate;

•	volatility and deterioration in the credit and equity markets;

•	changes in consumer spending, borrowing and savings habits;

•	availability of capital from private and government sources;

•	demographic changes;

•	competition for loans and deposits and failure to attract or retain loans and deposits;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	risks of natural disasters related to our real estate portfolio;

•	risks associated with SBA loans;

•	failure to attract or retain key employees;

•	changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums;

•	ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial;

•	adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;

•	our ability to successfully integrate acquisitions we may make;

•	our ability to control expenses; and

•	changes in securities markets.
In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to update such forward-looking statements except as required by law.

About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and two loan production offices in Virginia and Washington State. Hanmi Bank specializes in commercial, Small Business Administration (“SBA”) and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631
(Financial Tables Follow)

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2009	2008	Change	2008	Change
ASSETS
Cash and Due from Banks	$230,950	$85,188	171.1%	$101,306	128.0%
Federal Funds Sold	90,000	130,000	(30.8)%	2,000	4,400.0%

Cash and Cash Equivalents	320,950	215,188	49.1%	103,306	210.7%

Investment Securities	164,412	197,876	(16.9)%	323,636	(49.2)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,318,382	3,362,111	(1.3)%	3,304,039	0.4%
Allowance for Loan Losses	(83,943)	(70,986)	18.3%	(52,986)	58.4%

Loans Receivable, Net	3,234,439	3,291,125	(1.7)%	3,251,053	(0.5)%

Customers’ Liability on Acceptances	2,176	4,295	(49.3)%	7,119	(69.4)%
Premises and Equipment, Net	20,269	20,279	—	20,679	(2.0)%
Accrued Interest Receivable	11,702	12,347	(5.2)%	15,417	(24.1)%
Other Real Estate Owned	1,206	823	46.5%	—	—
Servicing Assets	3,630	3,791	(4.2)%	4,220	(14.0)%
Goodwill	—	—	—	107,393	(100.0)%
Other Intangible Assets	4,521	4,950	(8.7)%	6,384	(29.2)%
Federal Home Loan Bank and Federal Reserve Bank Stock	40,925	40,925	—	33,718	21.4%
Bank-Owned Life Insurance	25,710	25,476	0.9%	24,760	3.8%
Other Assets	62,955	58,741	7.2%	42,710	47.4%

TOTAL ASSETS	$3,892,895	$3,875,816	0.4%	$3,940,395	(1.2)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$542,521	$536,944	1.0%	$676,471	(19.8)%
Interest-Bearing	2,653,588	2,533,136	4.8%	2,351,297	12.9%

Total Deposits	3,196,109	3,070,080	4.1%	3,027,768	5.6%
Accrued Interest Payable	27,234	18,539	46.9%	17,857	52.5%
Acceptances Outstanding	2,176	4,295	(49.3)%	7,119	(69.4)%
Federal Home Loan Bank Advances and Other Borrowings	312,836	422,983	(26.0)%	415,553	(24.7)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	11,891	13,598	(12.6)%	19,328	(38.5)%

Total Liabilities	3,632,652	3,611,901	0.6%	3,570,031	1.8%
Stockholders’ Equity	260,243	263,915	(1.4)%	370,364	(29.7)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,892,895	$3,875,816	0.4%	$3,940,395	(1.2)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2009	2008	Change	2008	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$45,085	$51,305	(12.1)%	$60,598	(25.6)%
Taxable Interest on Investments	1,352	1,649	(18.0)%	3,116	(56.6)%
Tax-Exempt Interest on Investments	643	646	(0.5)%	759	(15.3)%
Dividends on Federal Home Loan Bank and Federal Reserve Bank Stock	153	437	(65.0)%	414	(63.0)%
Interest on Federal Funds Sold	82	29	182.8%	83	(1.2)%
Interest on Term Federal Funds Sold	700	43	1,527.9%	—	—

Total Interest and Dividend Income	48,015	54,109	(11.3)%	64,970	(26.1)%

INTEREST EXPENSE:
Interest on Deposits	22,785	19,654	15.9%	24,847	(8.3)%
Interest on Federal Home Loan Bank Advances and Other Borrowings	1,112	2,623	(57.6)%	4,477	(75.2)%
Interest on Junior Subordinated Debentures	988	1,293	(23.6)%	1,449	(31.8)%

Total Interest Expense	24,885	23,570	5.6%	30,773	(19.1)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	23,130	30,539	(24.3)%	34,197	(32.4)%

Provision for Credit Losses	24,953	25,450	(2.0)%	17,821	40.0%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(1,823)	5,089	(135.8)%	16,376	(111.1)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,315	4,559	(5.4)%	4,717	(8.5)%
Insurance Commissions	1,182	1,174	0.7%	1,315	(10.1)%
Remittance Fees	523	651	(19.7)%	505	3.6%
Trade Finance Fees	506	614	(17.6)%	865	(41.5)%
Other Service Charges and Fees	483	513	(5.8)%	716	(32.5)%
Bank-Owned Life Insurance Income	234	237	(1.3)%	240	(2.5)%
Gain (Loss) on Sales of Securities Available for Sale	1,167	(58)	(2,112.1)%	618	88.8%
Gain on Sales of Loans	2	—	—	213	(99.1)%
Other-Than-Temporary Impairment Loss on Securities	(98)	(494)	(80.2)%	—	—
Other Income	66	208	(68.3)%	576	(88.5)%

Total Non-Interest Income	8,380	7,404	13.2%	9,765	(14.2)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	7,503	8,846	(15.2)%	11,280	(33.5)%
Occupancy and Equipment	2,884	2,798	3.1%	2,782	3.7%
Data Processing	1,536	1,069	43.7%	1,534	0.1%
Professional Fees	616	912	(32.5)%	985	(37.5)%
Supplies and Communications	570	510	11.8%	704	(19.0)%
Advertising and Promotion	569	904	(37.1)%	812	(29.9)%
Amortization of Other Intangible Assets	429	454	(5.5)%	524	(18.1)%
Other Operating Expenses	4,145	5,563	(25.5)%	2,967	39.7%

Total Non-Interest Expense	18,252	21,056	(13.3)%	21,588	(15.5)%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(11,695)	(8,563)	36.6%	4,553	(356.9)%
Provision (Benefit) for Income Taxes	(6,499)	(4,748)	36.9%	1,632	(498.2)%

NET INCOME (LOSS)	$(5,196)	$(3,815)	36.2%	$2,921	(277.9)%

EARNINGS (LOSS) PER SHARE:
Basic	$(0.11)	$(0.08)	37.5%	$0.06	(283.3)%
Diluted	$(0.11)	$(0.08)	37.5%	$0.06	(283.3)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,891,043	45,884,462		45,842,376
Diluted	45,891,043	45,884,462		45,918,143

SHARES OUTSTANDING AT PERIOD-END	45,940,967	45,905,549		45,905,549

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2009	2008	Change	2008	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,349,085	$3,366,601	(0.5)%	$3,303,141	1.4%
Average Investment Securities	182,284	205,305	(11.2)%	342,123	(46.7)%
Average Interest-Earning Assets	3,806,186	3,637,232	4.6%	3,689,650	3.2%
Average Total Assets	3,946,860	3,789,435	4.2%	3,965,425	(0.5)%
Average Deposits	3,202,032	2,879,674	11.2%	2,995,315	6.9%
Average Borrowings	440,053	602,838	(27.0)%	553,138	(20.4)%
Average Interest-Bearing Liabilities	3,115,332	2,913,723	6.9%	2,897,209	7.5%
Average Stockholders’ Equity	263,686	271,544	(2.9)%	377,411	(30.1)%
Average Tangible Equity	258,908	266,333	(2.8)%	263,624	(1.8)%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	(0.53)%	(0.40)%		0.30%
Return on Average Stockholders’ Equity	(7.99)%	(5.59)%		3.11%
Return on Average Tangible Equity	(8.14)%	(5.70)%		4.46%
Efficiency Ratio	57.92%	55.49%		49.11%
Net Interest Spread	1.88%	2.70%		2.81%
Net Interest Margin	2.46%	3.34%		3.73%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$70,986	$63,948	11.0%	$43,611	62.8%
Provision Charged to Operating Expense	24,770	25,660	(3.5)%	16,672	48.6%
Charge-Offs, Net of Recoveries	(11,813)	(18,622)	(36.6)%	(7,297)	61.9%

Balance at End of Period	$83,943	$70,986	18.3%	$52,986	58.4%

Allowance for Loan Losses to Total Gross Loans	2.53%	2.11%		1.60%
Allowance for Loan Losses to Total Non-Performing Loans	63.52%	58.23%		59.72%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$4,096	$4,306	(4.9)%	$1,765	132.1%
Provision Charged to Operating Expense	183	(210)	(187.1)%	1,149	(116.3)%

Balance at End of Period	$4,279	$4,096	4.5%	$2,914	46.8%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2009	2008	Change	2008	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$131,323	$120,823	8.7%	$88,529	48.3%
Loans 90 Days or More Past Due and Still Accruing	823	1,075	(23.4)%	191	330.9%

Total Non-Performing Loans	132,146	121,898	8.4%	88,720	48.9%
Other Real Estate Owned	1,206	823	46.5%	—	—

Total Non-Performing Assets	$133,352	$122,721	8.7%	$88,720	50.3%

Total Non-Performing Loans/Total Gross Loans	3.98%	3.62%		2.68%
Total Non-Performing Assets/Total Assets	3.43%	3.17%		2.25%
Total Non-Performing Assets/Allowance for Loan Losses	158.9%	172.9%		167.4%

DELINQUENT LOANS	$164,402	$128,469	28.0%	$105,842	55.3%

Delinquent Loans/Total Gross Loans	4.95%	3.82%		3.20%

LOAN PORTFOLIO:
Real Estate Loans	$1,185,054	$1,180,114	0.4%	$1,092,121	8.5%
Commercial and Industrial Loans	2,055,209	2,099,732	(2.1)%	2,123,741	(3.2)%
Consumer Loans	79,459	83,525	(4.9)%	90,087	(11.8)%

Total Gross Loans	3,319,722	3,363,371	(1.3)%	3,305,949	0.4%
Deferred Loan Fees	(1,340)	(1,260)	6.3%	(1,910)	(29.8)%

Gross Loans, Net of Deferred Loan Fees	3,318,382	3,362,111	(1.3)%	3,304,039	0.4%
Allowance for Loan Losses	(83,943)	(70,986)	18.3%	(52,986)	58.4%

Loans Receivable, Net	$3,234,439	$3,291,125	(1.7)%	$3,251,053	(0.5)%

LOAN MIX:
Real Estate Loans	35.7%	35.1%		33.0%
Commercial and Industrial Loans	61.9%	62.4%		64.2%
Consumer Loans	2.4%	2.5%		2.8%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$542,521	$536,944	1.0%	$676,471	(19.8)%
Savings	82,824	81,869	1.2%	92,189	(10.2)%
Money Market Checking and NOW Accounts	308,383	370,401	(16.7)%	696,552	(55.7)%
Time Deposits of $100,000 or More	1,218,826	849,800	43.4%	1,248,853	(2.4)%
Other Time Deposits	1,043,555	1,231,066	(15.2)%	313,703	232.7%

Total Deposits	$3,196,109	$3,070,080	4.1%	$3,027,768	5.6%

DEPOSIT MIX:
Noninterest-Bearing	17.0%	17.5%		22.3%
Savings	2.6%	2.7%		3.0%
Money Market Checking and NOW Accounts	9.6%	12.1%		23.0%
Time Deposits of $100,000 or More	38.1%	27.7%		41.2%
Other Time Deposits	32.7%	40.0%		10.5%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	10.79%	10.71%		10.79%
Tier 1 Risk-Based	9.52%	9.44%		9.54%
Tier 1 Leverage	8.40%	8.85%		8.74%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31, 2009			December 31, 2008			March 31, 2008
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/ Rate	Balance	Expense	Yield/ Rate	Balance	Expense	Yield/ Rate

INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$914,632	$12,937	5.74%	$902,367	$14,074	6.20%	$790,350	$14,480	7.37%
Construction	180,026	1,547	3.49%	186,080	1,881	4.02%	217,609	2,893	5.35%
Residential Property	90,490	1,163	5.21%	91,366	1,174	5.11%	89,512	1,170	5.26%

Total Real Estate Loans	1,185,148	15,647	5.35%	1,179,813	17,129	5.78%	1,097,471	18,543	6.80%
Commercial and Industrial Loans	2,083,951	28,237	5.50%	2,104,820	32,691	6.18%	2,117,501	40,125	7.62%
Consumer Loans	81,244	1,153	5.76%	83,411	1,353	6.45%	90,280	1,625	7.24%

Total Gross Loans	3,350,343	45,037	5.45%	3,368,044	51,173	6.04%	3,305,252	60,293	7.34%
Prepayment Penalty Income	—	48	—	—	132	—	—	305	—
Unearned Income on Loans, Net of Costs	(1,258)	—	—	(1,443)	—	—	(2,111)	—	—

Gross Loans, Net	3,349,085	45,085	5.46%	3,366,601	51,305	6.06%	3,303,141	60,598	7.38%

Investment Securities:
Municipal Bonds	58,886	643	4.37%	59,718	646	4.33%	71,879	759	4.22%
U.S. Government Agency Securities	9,578	96	4.01%	21,720	201	3.70%	109,860	1,245	4.53%
Mortgage-Backed Securities	75,716	895	4.73%	79,821	971	4.87%	97,088	1,176	4.85%
Collateralized Mortgage Obligations	33,631	348	4.14%	37,853	403	4.26%	49,932	534	4.28%
Corporate Bonds	159	(22)	-55.35%	1,688	46	10.90%	9,509	109	4.59%
Other Securities	4,314	33	3.06%	4,505	23	2.04%	3,855	52	5.40%

Total Investment Securities	182,284	1,993	4.37%	205,305	2,290	4.46%	342,123	3,875	4.53%

Other Interest-Earning Assets:
Equity Securities	41,727	153	1.49%	42,551	437	4.09%	33,490	414	4.97%
Federal Funds Sold	94,585	82	0.35%	14,410	29	0.80%	10,896	83	3.06%
Term Federal Funds Sold	138,344	700	2.05%	7,609	43	2.25%	—	—	—
Interest-Earning Deposits	161	2	5.04%	756	5	2.63%	—	—	—

Total Other Interest-Earning Assets	274,817	937	1.38%	65,326	514	3.13%	44,386	497	4.50%

TOTAL INTEREST-EARNING ASSETS	$3,806,186	$48,015	5.12%	$3,637,232	$54,109	5.92%	$3,689,650	$64,970	7.08%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$82,029	$505	2.50%	$83,777	$506	2.40%	$92,467	$527	2.29%
Money Market Checking and NOW Accounts	343,354	1,854	2.19%	506,062	3,963	3.12%	557,493	4,660	3.36%
Time Deposits of $100,000 or More	1,078,650	10,322	3.88%	754,081	8,162	4.31%	1,354,466	15,687	4.66%
Other Time Deposits	1,171,246	10,104	3.50%	966,965	7,023	2.89%	339,645	3,973	4.70%

Total Interest-Bearing Deposits	2,675,279	22,785	3.45%	2,310,885	19,654	3.38%	2,344,071	24,847	4.26%

Borrowings:
FHLB Advances and Other Borrowings	357,647	1,112	1.26%	520,432	2,623	2.01%	470,732	4,477	3.83%
Junior Subordinated Debentures	82,406	988	4.86%	82,406	1,293	6.24%	82,406	1,449	7.07%

Total Borrowings	440,053	2,100	1.94%	602,838	3,916	2.58%	553,138	5,926	4.31%

TOTAL INTEREST-BEARING LIABILITIES	$3,115,332	$24,885	3.24%	$2,913,723	$23,570	3.22%	$2,897,209	$30,773	4.27%

NET INTEREST INCOME		$23,130			$30,539			$34,197

NET INTEREST SPREAD			1.88%			2.70%			2.81%

NET INTEREST MARGIN			2.46%			3.34%			3.73%